SOUTH SEAS PROPERTIES COMPANY LIMITED PARTNERSHIP
                MANAGEMENT EQUITY INCENTIVE PLAN



1.  Establishment, Premises and Purpose.

    SOUTH SEAS PROPERTIES COMPANY LIMITED PARTNERSHIP, an Ohio limited partnership (the "Company"), hereby establishes the SOUTH
SEAS PROPERTIES COMPANY LIMITED PARTNERSHIP MANAGEMENT EQUITY
INCENTIVE PLAN (the "Plan").

    The purpose of the Plan is to promote the long term growth and profitability of the Company by providing key employees of the Company and its affiliates with incentives to contribute to the success of the Company and its affiliates and to enable the Company and its affiliates to attract, retain and reward the best available persons for positions of substantial responsibility.

    The Plan permits the award or sale of restricted or unrestricted units of limited partnership interest in the Company
("Units") and/or the award of options to purchase Units to key employees of the Company or its affiliates.

2.  Definitions.

    (a) the word "Affiliate" shall mean any corporation, partnership, or other entity which controls, is controlled by, or is under common control with the Company.

    (b)  The word "Code" shall mean the United States Internal
         Revenue Code (Title 26 of the United States Code).

       The word "Committee" shall mean the Compensation
         Committee appointed by T&T Resorts, L.C., the Company's general partner.

    (d) The word "Company" shall mean South Seas Properties Company Limited Partnership, an Ohio limited partnership, and any successor thereto which shall maintain the Plan, and, as the context may require, as determined in the sole discretion of the Committee, any Affiliate.

    (e) The word "Employee" shall mean a common-law employee of the Company or an Affiliate.

    (f) The word "Participant" shall mean a key Employee who is awarded or purchases restricted Units pursuant to the Plan and/or is awarded an option to purchase Units.

    (g)  The words "Partnership Agreement" shall mean the South
         Seas Properties Company Limited Partnership Amended and
         Restated Agreement of Limited Partnership, effective
         February 26, 1996, as it may be later amended.

    (h)  The word "Plan" shall mean the South Seas Properties
         Company Limited Partnership Management Equity Incentive
         Plan, as it was originally adopted and as it may later be amended.

    (I) The word "Unit" shall mean a unit of limited partnership interest in the Company.

3.  Administration.

    The Plan shall be administered by a Committee (the
"Committee") of not less than three members who are disinterested persons. "Disinterested persons" shall have the meaning set forth in Rule 16b-3 of the Securities and Exchange Commission.

    The Committee shall, consistent with the provisions of the Plan, be authorized to (I) select eligible persons to participate in the Plan, (ii) determine the form and substance of awards or sales made under the Plan to each Participant, and the conditions and restrictions, if any, subject to which such awards or sales will be made, (iii) interpret the Plan and (iv) adopt, amend, or rescind such rules and regulations for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all persons, including the Company and the Participants. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.

4.  Units Available for the Plan.

    Subject to adjustment as provided in Section 13 below, an aggregate of 840,000 Units may be issued pursuant to the Plan. If any option awarded under the Plan expires or terminates unexercised, or if any restricted Units are forfeited or repurchased by the Company at less than fair market value, such unpurchased, forfeited, or repurchased Units shall thereafter be available for further awards under the Plan.

5.  Participation.

    Participation in the Plan is limited to the key Employees selected by the Committee. Nothing in the Plan or any award or sale under the Plan shall confer any right upon a Participant to continue as an Employee.
6.  Awards or Sales of Units.

    Subject to the other applicable provisions of the Plan, the Committee may at any time and from time to time award or sell Units to eligible persons in such numbers as it determines. Each award or sale of Units shall specify the applicable restrictions, if any, on such Units, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or any number of the Units that are part of the award or sale. The Committee may reduce or shorten the duration of any restriction applicable to any Units awarded or sold to any Participant under the Plan.

    Except as otherwise provided by the Committee, during such period of restriction the Participant shall have all of the rights of a limited partner of the Company in respect of the Units awarded or sold to him, including but not limited to the rights to receive distributions in respect of the Units and to vote the Units.

7.  Options to Purchase Units.

    Subject to the other applicable provisions of the Plan, the Committee may from time to time award to eligible persons options to acquire Units. The options awarded shall be subject to the following terms and conditions:

    (a) Price. The price per Unit payable upon the exercise of each option ("exercise price") shall be set by the Committee and may be more or less than the fair market value of a Unit at the date the Option is awarded.

    (b) Payment. Options may be exercised in whole or in part upon payment in immediately available funds of the exercise price of the Units to be acquired.

       Terms of Options. The period during which each option may be exercised shall be determined by the Committee, but in no event shall an option be exercisable more than ten years from the date it is awarded. All rights to purchase Units pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. Except as otherwise determined by the Committee, an option may be exercised only while a Participant is an Employee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments and/or upon the occurrence of specified events including, without limitation, an initial public offering of the Units or a sale of the Company's business. The Committee may establish criteria for the forfeiture of Options including, without limitation, a Participant's ceasing to be an Employee. All or any number of the Units constituting each installment may be purchased at any time after such installment becomes exercisable, subject to such minimum exercise requirement as may be designated by the Committee, and the Committee may accelerate the time at which any option may be exercised. The Committee may permit a Participant, in lieu of purchasing Units pursuant to exercise of the option, to receive in cash the difference between the exercise price and the fair market value of the Units, upon such terms as the Committee shall prescribe. Prior to the exercise of the option and issuance of Units pursuant to exercise of the option, the Participant shall have no rights to any distributions or be entitled to any voting rights in respect of any such Units subject to outstanding options.

8.  Withholding of Taxes.

    The Company shall require that a Participant pay to the Company in cash or, if approved by the Committee, otherwise make arrangements to pay, any federal, state or local taxes of any kind required by law to be withheld with respect to any award or sale of Units or delivery of Units upon exercise of an option.

9.  Written Agreement.

    Each Participant to whom either an award or sale of Units or an award of an option to purchase Units is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, not inconsistent with the provisions of the Plan, as may be prescribed by the Committee.

10. Transferability.

    No restricted Units awarded or sold under the Plan or option awarded under the Plan shall be transferable by a Participant otherwise than by will or the laws of descent and distribution or, to the extent approved by the Committee, pursuant to a qualified domestic relations order as defined by the Code or the rules thereunder. An option may be exercised only by the Participant or his guardian or legal representative.

11. Listing and Registration.

    If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of either Units subject to any option or any Units to be awarded or sold hereunder is necessary or desirable as a condition of, or in connection with, the award of the option or the award or sale of Units under the Plan, no such option may be exercised in whole or in part and no such Units may be awarded or sold unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

12. Transfer of Employee.

    Transfer of a Participant's employment from the Company to an Affiliate, from an Affiliate to the Company, or from one Affiliate to another Affiliate shall not affect the Participant's status as an Employee. Furthermore, a Participant's status as an Employee shall not be affected if the Participant is placed on military or sick leave or such other leave of absence which is considered by the Company as continuing intact the employment relationship, until the Participant's right to reemployment shall no longer be guaranteed either by law or contract.

13. Adjustment of Number of Units.

    If, because of a Unit split, combination or exchange of Units, exchange of Units for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, spin-off, split-off, split-up or similar transaction, the Units are increased or decreased or changed into or exchanged for a different number of Units or different securities, then (I) there shall automatically be substituted for each Unit subject to an option the number and kind of securities into which each outstanding Unit shall be exchanged, (ii) the option price per Unit or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event, and (iii) the Committee shall make such other adjustments to the securities subject to the option as may be appropriate and equitable, and any such adjustment shall be final, binding and conclusive as to the Optionee. Any such adjustment may provide for the elimination of fractional Units if the Committee shall so direct.

14. Provisions of Partnership Agreement.

    Any Units which are awarded or sold and any Units which are delivered upon exercise of an option under the Plan shall at all times be subject to all of the terms and conditions set forth in the Partnership Agreement.

15. Termination and Modification of the Plan.

    The Company may modify or terminate the Plan without the approval of the Participants. The Committee may amend or modify the agreement governing any outstanding option or restricted Unit award in any manner to the extent that the Committee would have had the authority to make such award as so modified or amended, including without limitation to change the date or dates as of which an option becomes exercisable or restrictions on Units lapse; provided, however, that without the prior approval of the affected Participant, no modification may be made that would materially adversely affect the rights of the Participant with respect to any restricted Units previously awarded or sold or option previously awarded under the Plan. The Committee is authorized to make modifications to the Plan and outstanding awards of a minor or administrative nature or that may be required, authorized or made desirable by federal or state laws applicable to the Company or an Affiliate.

16. Termination Date.

    No further awards of options to purchase Units or awards or sales of restricted Units may be made under the Plan following the close of business on April 1, 2006.

    IN WITNESS WHEREOF, the Company, by its general partner, has executed this document this 1st day of April, 1996.

                             SOUTH SEAS PROPERTIES COMPANY
                              LIMITED PARTNERSHIP

                             T&T Resorts, L.C., General Partner




                             By:________________________________
                                Robert M. Taylor, Chairman
                                (SIGNATURE)







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